exhibit A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Common Stock of Agility Robotics, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date: November 12, 2026

DCVC V, L.P.

By:	DCVC V GP, LLC
Its:	General Partner

By:	/s/ Matthew Ocko
Name:	Matthew Ocko
Title:	Managing Member

By:	/s/ Zachary Bogue
Name:	Zachary Bogue
Title:	Managing Member

DCVC V GP, LLC

By:	/s/ Matthew Ocko
Name:	Matthew Ocko
Title:	Managing Member

By:	/s/ Zachary Bogue
Name:	Zachary Bogue
Title:	Managing Member

DCVC VI, L.P.

By:	DCVC VI GP, LLC
Its:	General Partner

By:	/s/ Matthew Ocko
Name:	Matthew Ocko
Title:	Managing Member

By:	/s/ Zachary Bogue
Name:	Zachary Bogue
Title:	Managing Member

DCVC VI GP, LLC

By:	/s/ Matthew Ocko
Name:	Matthew Ocko
Title:	Managing Member

By:	/s/ Zachary Bogue
Name:	Zachary Bogue
Title:	Managing Member

MATTHEW OCKO

By:	/s/ Matthew Ocko
Name:	Matthew Ocko

ZACHARY BOGUE

By:	/s/ Zachary Bogue
Name:	Zachary Bogue